EXHIBIT 15.1

[Maples and Calder Letterhead]

Baidu, Inc.

Baidu Campus

No. 10 Shangdi 10th Street

Haidian District, Beijing 100085

The People’s Republic of China

29 March 2012

Dear Sirs

Baidu, Inc.

We consent to the reference of our firm under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” and “Item16G. Corporate Governance” on Form 20-F for the year ended December 31, 2011, which will be filed with the Securities and Exchange Commission in the month of March 2012.

Yours faithfully

/s/ Maples and Calder